EXHIBIT 1.2

                                                             EXECUTION COPY

                             PRICING AGREEMENT
                             -----------------

                                                          November 21, 2003

Deutsche Bank Securities Inc.
Banc of America Securities LLC
As Representatives of the several
Underwriters named in Schedule I hereto

Ladies and Gentlemen:

          The Rouse Company, a Maryland corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 21, 2003 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof (one for the Company and one for each of the Representatives plus one for each counsel) and upon acceptance hereof by you, on behalf of each of the Underwriters,


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this letter and such acceptance hereof, including the provisions of the
Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                        Very truly yours,

                                        THE ROUSE COMPANY

                                        By: /s/ Anthony Mifsud
                                           ----------------------------
                                        Name: Anthony Mifsud
                                        Title: Vice President and Assistant
                                               Treasurer

Accepted as of the date hereof

DEUTSCHE BANK SECURITIES INC.


By:  /s/ Edward Carey
   -----------------------------
Name: Edward Carey
Title: Managing Director


By: /s/ Anguel Zaprianov
   -----------------------------
Name: Anguel Zaprianov
Title: Vice President


BANC OF AMERICA SECURITIES LLC


By: /s/ Lily Chang
   -----------------------------
Name: Lily Chang
Title: Principal

On behalf of themselves and each of the other Underwriters


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                                  SCHEDULE I
                                  ----------

                                                        Principal Amount
                                                         of Designated
Underwriter                                         Securities to be Purchased

Deutsche Bank Securities Inc.                         $157,500,000
Banc of America Securities LLC                        $ 87,500,000
JPMorgan Securities Inc.                              $ 21,000,000
Merrill Lynch, Pierce, Fenner & Smith                 $ 21,000,000
          Incorporated

UBS Investment Bank                                   $ 21,000,000
Banc One Capital Markets, Inc.                        $ 10,500,000
McDonald Investments Inc.                             $ 10,500,000
U.S. Bancorp Piper Jaffray Inc.                       $ 10,500,000
Wells Fargo Brokerage Services, LLC                   $ 10,500,000
                                                      ------------
          Total                                       $350,000,000
                                                      ============



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                                SCHEDULE II
                                -----------

TITLE OF DESIGNATED SECURITIES:

       5.375% Notes due 2013

AGGREGATE PRINCIPAL AMOUNT:

       $350,000,000

PRICE TO PUBLIC:

       100% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 26, 2003

PURCHASE PRICE BY UNDERWRITERS:

       99.35% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 26, 2003

FORM OF DESIGNATED SECURITIES:

       Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

       Federal or other same day funds

TIME OF DELIVERY:

       9:30 a.m. (New York City time), November 26, 2003

INDENTURE:

       Indenture, dated as of February 24, 1995 (the "Indenture") between the Company and J.P. Morgan Trust Company, National Association (as successor to Bank One, National Association, formerly known as the First National Bank of Chicago), as Trustee

MATURITY:

       November 26, 2013


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INTEREST RATE:

       5.375% per annum

INTEREST PAYMENT DATES:

       May 26 and November 26, beginning on May 26, 2004

REDEMPTION PROVISIONS:

       The Designated Securities may be redeemed, in whole or in part, at any time at the option of the Company, for a Make-Whole Price (as described in the Prospectus Supplement dated the date hereof relating to the Designated Securities)

SINKING FUND PROVISIONS:

       None.

CONVERTIBILITY OR EXCHANGEABILITY PROVISIONS:

       None.

DEFEASANCE PROVISIONS:

       As set forth in the Indenture.

OTHER TERMS:

       For purposes of the Designated Securities and, insofar as used with respect to the Designated Securities, the Indenture, (i) the modifications set forth under the caption "Description of the Notes--Covenants" in the prospectus supplement dated November 21, 2003 relating to the Designated Securities (the "Prospectus Supplement"), will apply to the covenants set forth under "Description of Debt Securities--Certain Covenants--Limitation on the Incurrence of Debt" in the Prospectus and (ii) the additional covenants set forth under the caption "Description of the Notes--Covenants" in the Prospectus Supplement will also apply.

       For purposes of the Designated Securities and, insofar as used with respect to the Designated Securities, the Indenture, the definitions set forth under the caption "Description of the Notes--Certain Definitions" in the Prospectus Supplement will apply and supersede any conflicting definitions contained in the Indenture.


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       For purposes of the Designated Securities and, insofar as used with respect to the Designated Securities, the Indenture, the modifications set forth under the caption "Description of the Notes - Consolidation, Merger, Sale, Conveyance and Lease" in the Prospectus Supplement will apply to the provisions set forth under the caption "Description of the Notes - Consolidation, Merger, Sale, Conveyance and Lease" in the Prospectus.

       For purposes of the Designated Securities and, insofar as used with respect to the Designated Securities, the Indenture, the following shall replace clause (5) of Section 501 of the Indenture:

             (5) a default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor) (including a default with respect to Securities of any series other than that series) having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted from the failure to pay such indebtedness at its maturity or shall have resulted in such indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

       Simpson Thacher & Bartlett LLP
       425 Lexington Avenue
       New York, NY  10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

       Designated Representatives:

            Deutsche Bank Securities Inc.
            Banc of America Securities LLC


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       Address for Notices, etc.:

             Deutsche Bank Securities Inc.
             60 Wall Street
             New York, NY  10005

             Attention:  Debt Capital Markets, 3rd Floor

                         -and-

             Banc of America Securities LLC
             100 North Tryon Street
             Charlotte, NC 28255
             Attention:  Head, Debt Capital Markets

UNDERWRITERS COUNSEL:

       Simpson Thacher & Bartlett LLP


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